Exhibit (j)




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement of DWS Institutional Funds on Form N-1A ("Registration Statement") of our reports dated February 25, 2008, February 25, 2008, February 26, 2008, February 28, 2008 and February 28, 2008, relating to the financial statements and financial highlights which appear in the December 31, 2007 Annual Report to the Shareholders of DWS EAFE Equity Index Fund, DWS U.S. Bond Index Fund, DWS Equity 500 Index Fund, Cash Management Fund Institutional and Cash Reserves Fund Institutional, respectively, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Statements" and "Financial Highlights" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 25, 2008